UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 6, 2014

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On May 6, 2014, Dex Media, Inc. (the “Company” or “Dex Media”) issued a press release announcing its financial results for the first quarter ended March 31, 2014.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Non-GAAP Measures

The Company’s press release and financial schedules include financial information prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial information.  The non-GAAP financial information includes:

•                  pro forma operating revenue, which is Dex Media operating revenue plus the historical operating revenue results of SuperMedia Inc., a company acquired by Dex Media (“SuperMedia”), that as a result of acquisition accounting, are not included in the GAAP results of Dex Media;

•                  EBITDA, which is earnings before interest, taxes, reorganization items, depreciation and amortization;

•                  EBITDA margin, which is EBITDA divided by total operating revenue;

•                  adjusted pro forma EBITDA; which is EBITDA adjusted for the impacts of certain unique items including severance costs,  merger transaction costs, merger integration costs, post-employment benefit plan amendments, and the historical results of SuperMedia that as a result of acquisition accounting are not included in the GAAP results of Dex Media;

•                  adjusted pro forma EBITDA margin, which is adjusted pro forma EBITDA divided by pro forma operating revenue;

•                  free cash flow, which is cash from operations minus additions to fixed assets and capitalized software;

•                  adjusted pro forma cash provided by operations, which is Dex Media cash provided by operations plus the historical cash provided by operations of SuperMedia that, as a result of acquisition accounting are not included in Dex Media cash provided by operations and before operating cash flow payments for merger transaction costs; and

•                  adjusted pro forma free cash flow, which is adjusted pro forma cash provided by operations less Dex Media additions to fixed assets and capitalized software and SuperMedia additions to fixed assets and capitalized software that, as a result of acquisition accounting are not included in Dex Media fixed assets and capitalized software.

Management believes the presentations of these non-GAAP financial measures assist readers in better understanding our results of operations and trends from period to period, consistent with management’s evaluation of the Company’s consolidated results of operations for a variety of internal measures including strategic business planning, capital allocation and incentive compensation.  Management believes that non-GAAP financial information are more indicative of future operating results than GAAP results of operations because of the non-operational and/or non-recurring nature of the items adjusted.

As a result of these factors, management provides this information externally, along with a reconciliation to their comparable GAAP amounts, so readers have access to the detail and general nature of adjustments made to GAAP results to arrive at non-GAAP measures.

Management provides non-GAAP financial information to enhance the understanding of the Company’s GAAP consolidated financial statements and readers should consider the information in addition to, but not instead of, the Company’s financial statements prepared in accordance with GAAP.  This non-GAAP financial information may be determined or calculated differently by other companies.

The information in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Dex Media, Inc. press release, dated May 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

		By:	/s/ Samuel D. Jones
			Name:	Samuel D. Jones
			Title:	Chief Financial Officer and Treasurer

Date:	May 6, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Dex Media, Inc. press release, dated May 6, 2014